Exhibit 5.1

January 9, 2024

Stronghold Digital Mining, Inc.
595 Madison Avenue, 28th Floor
New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel for Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and resale of up to 4,600,000 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), by Armistice Capital Master Fund Ltd. (the “Selling Stockholder”) on a continuous basis pursuant to Rule 415 promulgated under the Securities Act, consisting of up to (i) 1,000,000 shares of Class A Common Stock held by the Selling Stockholder (the “Common Shares”), (ii) 1,300,000 shares of Class A Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) acquired by the Selling Stockholder and (ii) 2,300,000 shares of Class A Common Stock (the “Warrant Shares”, together with the Pre-Funded Warrant Shares, the “Resale Warrant Shares,” and the Resale Warrant Shares, together with the Common Shares, the “Selling Stockholder Shares”) issuable upon exercise of warrants (the “Warrants”) acquired by the Selling Stockholder. We have also participated in the preparation of a prospectus relating to the Selling Stockholder Shares (the “Prospectus”), which is contained in the Registration Statement.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective, (ii) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization, (iii) all Selling Stockholder Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus, (iv) no stop order of the Commission preventing or suspending the use of the Prospectus or any prospectus supplement will have been issued, (v) a Prospectus properly describing the Selling Stockholder Shares offered thereby will have been delivered to the purchaser(s) of such Selling Stockholder Shares as required in accordance with applicable law, (vi) upon effectiveness of the Registration Statement, there will be sufficient shares of Class A Common Stock authorized under the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Charter” and, together with the Amended and Restated Bylaws of the Company, each as currently in effect, the “Company Charter Documents”), and not otherwise reserved for issuance, and (vii) there will not have occurred any change in law or in the Company Charter Documents adversely affecting the Selling Stockholder Shares or the rights of the holders thereof.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	The Grace Building, 1114 Avenue of the Americas, 32nd Floor New York, NY 10036-7708 Tel +1.212.237.0000 Fax +1.212.237.0100 velaw.com

January 9, 2024 Page 2

In connection with the opinion expressed herein, we have examined, among other things, (i) the Company Charter Documents, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, the Warrants and the Pre-Funded Warrants, (iii) the Registration Statement, (iv) the Prospectus, (v) the Registration Rights Agreement, dated as of December 22, 2023, by and between the Company and the Selling Stockholder, (vi) the securities purchase agreement, dated December 21, 2023, by and between the Company and the Selling Stockholder, (vii) the Warrants, (viii) the Pre-Funded Warrants, (ix) a specimen of the Company’s Class A Common Stock certificate, and (x) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

We have also reviewed such questions of law as we have deemed necessary or appropriate.  As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the legal capacity of all individuals executing any of the foregoing documents.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that

(i) the Common Shares are validly issued, fully paid and non-assessable; and

(ii) the Resale Warrant Shares, when issued upon exercise of the Warrants and the Pre-Funded Warrants in accordance with the terms of the Warrants and the Pre-Funded Warrants, as applicable, will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.  We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder.

Very truly yours,
/s/ Vinson & Elkins LLP